UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2009

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 23, 2009, the Federal Housing Finance Agency ("FHFA") approved the termination of the Federal Home Loan Bank of Topeka ("FHLBank") Directors’ Nonqualified Deferred Compensation Program ("Program"). On November 25, 2009, the Board of Directors of FHLBank, through its executive committee, voted to terminate the Program and submitted the action to the FHFA for approval. The Program allowed directors to defer all or a portion of their fees with earnings on the deferred fees credited to the director’s account based on average FHLBank return on equity. The Program will terminate effective December 30, 2009, and FHLBank will distribute all the associated account balances to the beneficiaries of the Program in a lump sum payment on December 30, 2010, or such date as required in accordance with Internal Revenue Code Section 409A and other applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

December 29, 2009	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel